Exhibit 99.2
          THE CLASSICA GROUP BOARD MEETS TO ADDRESS CHARGES AGAINST CEO


     October 7, 2003, Sayreville, New Jersey - The Classica Group, Inc. (NASDAQ:
TCGI) today announced that its Board of Directors met today to address the proceedings that have been initiated against its Chairman and Chief Executive Officer, Scott G. Halperin. The Board adjourned without taking action in order to allow Mr. Halperin to meet with his personal attorney. The Board expects to meet again tomorrow, October 8, 2003, to continue its review of this situation and its potential impact on the Company. The Board reiterated that the Company fully expects to continue its business operations without interruption.

     Furthermore, the Company stated that there is no family relationship between one of its directors, Alan Rubin, and one of the other individuals charged, Daniel Rubin, nor is Alan Rubin involved in any way with Rubin Investment Group, Inc. No complaints have been filed against Alan Rubin.

     The Company will promptly disclose any further information relating to this issue as it becomes available.


For information contact:

W. Raymond Felton, Esq. 732-549-5600